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                                                                   Exhibit 3.9.3

                              CERTIFICATE OF MERGER
                                       OF
                  ENERGY RESOURCE MANAGEMENT SERVICES, INC.
                                      INTO
                            ANKER ENERGY CORPORATION

                        (Under Section 252 of the General
                    Corporation Law of the State of Delaware)

            Anker Energy Corporation hereby certifies that:

      1. The name and state of incorporation of each of the constituent corporations are:

            (a) Energy Resource Management Services, Inc., a West Virginia corporation; and

            (b)   Anker Energy Corporation, a Delaware corporation.

      2. An Agreement of Merger and Reorganization (the "Merger Agreement") has been approved, adopted, certified, executed and acknowledged by Energy Resource Management Services, Inc. and by Anker Energy Corporation in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware.

      3. The name of the surviving corporation is Anker Energy Corporation.

      4. The certificate of incorporation of Anker Energy Corporation shall be the certificate of incorporation of the surviving corporation.

      5. The executed Merger Agreement is on file at the principal place of business of Anker Energy Corporation at Route 12, Box 245, Morgantown, West Virginia 26505.

      6. A copy of the Merger Agreement will be furnished by Anker Energy Corporation, on request and without cost, to any stockholder of Energy Resource Management Services, Inc. or Anker Energy Corporation.

      7. The authorized capital stock of Energy Resource Management Services, Inc., the corporation whose existence is terminated by this merger, is 500 shares of $10 par value common stock.
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      IN WITNESS WHEREOF, Anker Energy Corporation has caused this certificate to be signed by John J. Faltis, its President, and attested by Bruce Sparks, its Secretary, on the 12th day of November, 1992.


                                          By:  /s/ John J. Faltis
                                               ---------------------------
                                          Name:  John J. Faltis
                                          Title: President

ATTEST:

By:  /s/ Bruce Sparks
     ------------------------
Name:  Bruce Sparks
Title: Secretary
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                     AGREEMENT OF MERGER AND REORGANIZATION

                  ENERGY RESOURCE MANAGEMENT SERVICES, INC.

                                      INTO

                            ANKER ENERGY CORPORATION

      This Agreement of Merger and Reorganization is made as of November 12, 1992 by and among Anker Energy Corporation, a Delaware corporation ("AEC"), Energy Resource Management Services, Inc., a West Virginia corporation ("ERMS") and Anker Group, Inc., a Delaware corporation ("AGI").

      WHEREAS, as of the date of this Agreement, AEC is authorized to have outstanding 1,000 shares of Common Stock, $100 par value ("AEC Common"), of which 10 shares are issued and outstanding and held and owned by AGI;

      WHEREAS, as of the date of this Agreement, ERMS is authorized to have outstanding 500 shares of Common Stock, $10 par value ("ERMS Common"), of which 100 shares are issued and outstanding and owned and held by Anker Group B.V., a Netherlands corporation ("AGBV");

      WHEREAS, AEC, ERMS and AGI desire to effect a merger and reorganization in accordance with the laws of Delaware and West Virginia and within the meaning of Sections 368(a)(1) and 368(a)(2)(D) of the United States Internal Revenue Code of 1986 as amended;

      WHEREAS, the directors of AEC, ERMS (such corporations being sometimes called herein the "Constituent Corporations") and AGI have approved this Agreement;

      NOW, THEREFORE, in accordance with the laws of Delaware and West Virginia, the parties hereto have agreed and do hereby agree that, subject to the conditions hereinafter set forth, ERMS shall be merged with and into AEC (the "Merger"); AEC shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation"); the Surviving Corporation shall be governed by the laws of Delaware; and the terms and conditions of the Merger and the mode of carrying the same into effect shall be as follows:

1.    Effective Date

            The term "Effective Date" shall mean November 16, 1992 or, if later, the time at which a Certificate of Merger shall have been filed in the office of the Secretary of State of Delaware in accordance with Section 252(c) of the Delaware General Corporation Law, and Articles of Merger shall have been filed in the office of the Secretary of State of West Virginia in accordance with
Section 31-1-36(b) of the West Virginia Corporation Act.
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                                       2


2.    Articles of Incorporation

            The Articles of Incorporation of AEC, as in effect immediately prior to the Effective Date, shall be the Articles of Incorporation of the Surviving Corporation until amended in accordance with law.

3.    By-Laws

            The By-Laws of AEC, as in effect immediately prior to the Effective Date, shall be the By-Laws of the Surviving Corporation until amended in accordance with law.

4.    Exchange of Shares

            As of the Effective Date, each share of ERMS Common issued and outstanding immediately prior to the Effective Date shall be automatically converted into the right to receive from AGI one-tenth (1/10) of one share of AGI's Class B Preferred Stock, $2,500 par value.

5.    Effect of Merger

      (a) From and after the Effective Date, the effect of the Merger shall be as provided in the applicable provisions of Delaware law; at such time, the separate existence of ERMS shall cease; AEC shall be the Surviving Corporation and the name of the Surviving Corporation shall be Anker Energy Corporation, which shall possess all assets and property of every description, and every interest therein, wherever located, and the rights, privileges, powers, franchises, whether or not assignable, immunities and authority of a public as well as a private nature, of each of the Constituent Corporations; all obligations belonging to or due to each of the Constituent Corporations shall be vested in, and become the obligation of, the Surviving Corporation without further act or deed in the same manner as if the Surviving Corporation had itself incurred them; title to any real estate or any interest therein vested in either of the Constituent Corporations shall not revert or in any way be impaired by reason of the Merger; and all rights of creditors of each constituent Corporation and all liens upon the property of each of the Constituent Corporations shall be preserved unimpaired, provided that such liens upon the property of ERMS shall be limited to the property affected thereby immediately prior to the Effective Date.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective seals to be affixed and attested, all as of the day and year first above written.


                                          ANKER ENERGY CORPORATION


                                          By:  /s/ John J. Faltis
                                               ---------------------------
                                               John J. Faltis, President
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                                       3


Attest:  /s/ Bruce Sparks
         ---------------------------
         Bruce Sparks, Secretary


                        ENERGY RESOURCE MANAGEMENT  SERVICES, INC.


                                          By:  /s/ John J. Faltis
                                               ---------------------------
                                               John J. Faltis, President


Attest:  /s/ Bruce Sparks
         ----------------------------
         Bruce Sparks, Secretary


                                          ANKER GROUP, INC.


                                          By:  /s/ John J. Faltis
                                               ---------------------------
                                               John J. Faltis, President


Attest:  /s/ Bruce Sparks
         -----------------------------
         Bruce Sparks, Secretary